Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact

New Horizons Worldwide, Inc.

Investor Relations

Charles Mallon, 484-567-3039

Charlie.Mallon@newhorizons.com

NEW HORIZONS REPORTS FIRST QUARTER 2009 RESULTS

Conshohocken, PA, May 14, 2009 — New Horizons Worldwide, Inc. (OTC Bulletin Board:  NEWH) today reported financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Highlights

•                 Operating income was $23,000 for the first quarter of 2009

•                 Net loss was $146,000 for the quarter ended March 31, 2009.

•                 System-wide revenue decreased 21.7% for the quarter ended March 31, 2009 compared to the same quarter last year.

•                 On a constant currency basis, system-wide revenue decreased 19.0% for the quarter ended March 31, 2009 compared to the same quarter last year.

First Quarter 2009 Results

Revenue for the quarter ended March 31, 2009 totaled $7.9 million, compared to $9.4 million in the comparable 2008 period.  Revenue from Company-owned training centers declined to $2.9 million in the quarter ended March 31, 2009 from $3.3 million in the comparable period of 2008.  Franchising revenue decreased to $5.0 million in the first quarter of 2009 as compared to $6.1 million in the first quarter of 2008.  Royalty revenue decreased by $877,000 in the quarter ended March 31, 2009 to $4.2 million from $5.1 million in the comparable 2008 period.

The Company had operating income of $23,000 in the first quarter of 2009, compared to an operating income of $1.5 million in the first quarter of 2008. The Company defines operating income as income before gains (losses) from the sale of assets, interest and income taxes.  The Company’s net loss was $146,000 for the three months ended March 31, 2009 compared to net income of $1.4 million in the comparable 2008 period.

For the three months ended March 31, 2009, total system-wide revenue from all franchised and Company-owned training centers was $78.3 million compared to total system-wide revenue for the comparable 2008 period of $100.0 million, a decrease of 21.7%.  On a constant currency basis, system-wide revenue declined 19.0% from the prior year.

Current Outlook

Mark A. Miller, President and Chief Executive Officer of New Horizons, stated, “Although we have clearly been impacted by the current global economic recession we are pleased with the way in which our network has responded to these conditions.  We have focused on providing enhanced value to our customers while we work hard to improve the economics of operating a training center.  We have reduced our operating costs, while we continue to provide our franchisees and company locations with initiatives that show a positive return over a near-term and lay a foundation for improved results well into the future.”

“We believe the current downturn in the global economy in general, and the computer training industry in particular, creates opportunities for expansion at attractive prices.  To that end, we re-acquired the Portland, Oregon franchise in February 2009, and will open two more company-owned training centers in Seattle, Washington and London, England during the second quarter.  We remain convinced of the near and longer term potential of the IT training industry.”

“As always, we appreciate the dedication and efforts of our employees, the commitment and partnership of our franchise owners and their staffs and the support of our industry partners in making our success possible.”

About New Horizons Computer Learning Centers

With over 300 centers in 60 countries, Conshohocken, Pennsylvania based New Horizons Worldwide, Inc. (OTC Bulletin Board:  NEWH) is the world’s largest independent IT training company. Through an integrated learning approach that ensures that new knowledge can be applied to real life situations, New Horizons delivers a full range of technology and business skills training from basic application and desktop productivity tools to complex and integrated business systems. New Horizons continues to expand its offerings, locations, and solutions to meet the growing demands placed on organizations and their employees. For more information, or to find a local New Horizons Computer Learning Center, visit www.newhorizons.com.

Certain matters discussed in this press release are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and as such involve risks and uncertainties.  Any statements about expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and are forward-looking statements.   The forward-looking statements in this press release are based upon beliefs, assumptions and expectations of the Company’s management as to the Company’s future operations and economic performance, taking into account the information currently available and include comments regarding management’s future outlook and financial performance of the Company.  These statements are not statements of historical fact, and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements.  Readers should not place undue reliance on these forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  Such forward-looking  statements  involve known and unknown risks,  uncertainties and other factors that may cause the actual  results,  performance,  achievements or transactions of the Company or the benefits of the proposed  transaction to be materially  different from any future results, performance,  achievements or transactions expressed or implied by such forward-looking  statements.  Many of the factors  which could  impact the  Company and the forward-looking  statements  contained  herein are  included  in the Company’s filings with the Securities and Exchange Commission.

NEW HORIZONS WORLDWIDE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$434	$639
Accounts receivable, net	6,213	5,340
Prepaid expenses	1,128	1,001
Deferred tax asset	2,429	2,429
Refundable income taxes	175	158
Other current assets	121	134
Total current assets	10,500	9,701

Property and equipment, net	4,838	4,873
Goodwill and other intangibles, net	12,909	11,865
Debt issuance costs, net	36	40
Other assets	252	252
Total assets	$28,535	$26,731

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,060	$853
Deferred revenue	4,441	3,513
Other current liabilities	5,948	7,840
Total current liabilities	11,449	12,206

Revolving credit facility, net	3,215	754
Deferred rent	607	658
Deferred tax liability	457	457
Other long-term liabilities	306	48
Total liabilities	16,034	14,123

Commitments and contingencies	—	—

Shareholders’ equity:
Convertible preferred stock Series C, no par value, 200,000 shares authorized, 143,369 and 172,043 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively. Liquidation preference of $23.25 per share	3,168	3,802

Convertible preferred stock Series B, no par value, 200,000 shares authorized, 174,693 shares issued and outstanding at March 31, 2009 and December 31, 2008. Liquidation preference of $37.50 per share	5,611	5,611

Common stock, $.01 par value, 30,000,000 shares authorized 11,755,269 and 11,635,269 shares issued; 11,570,269 and 11,450,269 shares outstanding at March 31, 2009 and December 31, 2008, respectively	118	116

Additional paid-in capital	50,591	49,920

Accumulated deficit	(45,689)	(45,543)
Treasury stock at cost - 185,000 shares of common stock at March 31, 2009 and December 31, 2008, respectively	(1,298)	(1,298)
Total shareholders’ equity	12,501	12,608
Total liabilities and shareholders’ equity	$28,535	$26,731

NEW HORIZONS WORLDWIDE, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three months ended
	March 31,
	2009	2008
Revenues
Franchising
Franchise fees	$92	$267
Royalties	4,213	5,090
Courseware sales and other	659	783
Total franchising revenues	4,964	6,140

Company-owned training center revenues	2,902	3,269
Total revenues	7,866	9,409

Cost of revenues	3,447	3,727
Selling, general and administrative expenses	4,396	4,179
Operating income	23	1,503

Loss on disposal of property and equipment	(14)	—
Interest expense	(19)	(106)
Investment income	12	23

Income before provision for income taxes	2	1,420
Provision for income taxes	(148)	(59)
Net (loss) / income	(146)	1,361
Dividends payable on preferred stock	(171)	(171)
Net (loss) / income attributable to common shareholders - basic	$(317)	$1,190
Dividends payable addback	—	171
Net (loss) / income attributable to common shareholders - diluted	$(317)	$1,361

Net (loss) / income per share:
Basic	$(0.03)	$0.11
Diluted	$(0.03)	$0.06
Weighted average shares outstanding:
Basic	11,477	11,260
Diluted	11,477	23,150